EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Wednesday, November 20, 2013

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

C&F Financial Corporation

Announces Quarterly Dividend

West Point, VA -- The board of directors of C&F Financial Corporation (NASDAQ:CFFI) has declared a regular cash dividend of 29 cents per common share, which is payable January 1, 2014 to shareholders of record on December 16, 2013.

C&F Financial Corporation is the parent of C&F Bank and of Central Virginia Bankshares, Inc., which is the parent of Central Virginia Bank. C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia. Central Virginia Bank operates seven retail bank branches located in the counties of Powhatan, Cumberland, Chesterfield and Henrico.

C&F Bank also offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 18 offices located in Virginia, Maryland, North Carolina, Delaware and New Jersey. C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Georgia, Ohio, Kentucky, Indiana, New Hampshire, Alabama, Missouri, Illinois, Texas, Florida and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Hunt Valley, Maryland.

1